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                                                                       Exhibit 7

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-90432) pertaining to the Lincoln Life Flexible Premium Variable Life Account R, and to the use therein of our reports dated (a) February 1, 2002, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2002, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account R.

                                                /s/ Ernst & Young LLP


Fort Wayne, Indiana
July 30, 2002